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                                                                    EXHIBIT 10.4

                                BROOKE GROUP LTD.

                                     WARRANT


                  SECTION 1. WARRANT. AIF II, L.P. (the "Holder") may exercise this Warrant to receive 1,204,000 shares of common stock, $0.10 par value ("Common Stock"), of Brooke Group Ltd., a Delaware corporation (the "Company"), at any time after October 31, 1999 and up and until October 31, 2004. The initial exercise price of this Warrant is $0.10 per share. The price and the number of shares purchasable under this Warrant are subject to adjustment. The Company shall register this Warrant in a warrant register to be maintained by the Company.

                  SECTION 2. SUBSTITUTION OF LIGGETT WARRANT. The Company may, upon giving the Holder 60 days prior written notice, substitute (the "Warrant Substitution") a new warrant (the "Liggett Warrant") for this Warrant. The Warrant Substitution must occur prior to October 31, 1999. The Liggett Warrant will entitle the Holder to acquire a number of shares of common stock, $0.10 par value (the "Liggett Common Shares"), of Liggett Group, Inc., a Delaware corporation ("Liggett"), equal to 9.90% of the total number of Liggett Common Shares issued and outstanding following the exercise in full of the Liggett Warrant. The initial exercise price of the Liggett Warrant shall be $0.10 per Liggett Common Share. The Liggett Warrant will be exercisable at any time, in whole or in part, on or prior to October 31, 2004, and shall have terms and conditions identical to this Warrant, except as set forth herein. In the event of a substitution pursuant to this Section 2, Liggett shall register the Liggett Warrant in a warrant register to be maintained by Liggett. Upon the Warrant Substitution, this Warrant shall automatically be cancelled and the Holder shall immediately return this Warrant to the Company.

                  The Holder will be obligated to accept the Liggett Warrant in the Warrant Substitution only if the following conditions shall have been satisfied:

                  a. Liggett shall have complied with the terms of all covenants set forth in the Indenture, dated as of February 14, 1992, by and among Liggett, Eve Holdings, Inc. and Bankers Trust Company, as trustee, as amended (the "Liggett Indenture") that govern or prohibit changes to Liggett's capital structure or transactions with "Affiliates," whether or not the Liggett Indenture remains in effect at the time of the Warrant Substitution;

                  b. The Warrant Substitution shall not be precluded by the Liggett Indenture or the Indenture, dated as of January 1, 1996, by and between BGLS Inc. and State Street Bank and Trust Company (as successor to Fleet National Bank of Massachusetts), as trustee;

                  c. No Termination Event shall have occurred under the Standstill Agreement, dated as of February 27, 1997, by and among BGLS Inc., the Holder, and Artemis America Partnership;



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                  e.       The Company, Liggett and the Holder shall have
         entered into mutually satisfactory agreements providing certain protections to the Holder as a minority shareholder of Liggett, including preemptive rights, limitations on transactions with affiliates, covenants similar to those set forth in the Liggett Indenture and other reasonable rights; and

                  f. The Company, Liggett and the Holder shall have entered into a mutually satisfactory agreement that establishes methods for the Holder to realize the fair market value of the Liggett Warrant as soon as practicable following the Warrant Substitution and establishes methods for the Company to cause the Holder to participate in sales of the Liggett Common Shares.

The Company and the Holder agree to commence discussions regarding the matters described in subparagraphs d and e above as soon as possible with a view to entering into definitive agreements on or prior to May 1, 1998.

                  SECTION 3. PROCEDURE. To exercise this Warrant, the Holder must (1) complete and sign the exercise notice on the back of the Warrant, (2) surrender the Warrant to the Company or its designated agent, (3) furnish appropriate endorsements and transfer documents if required by the Company, and
(4) pay the exercise price and any transfer or similar tax if required. The date on which the Holder satisfies all those requirements is the exercise date. As soon as practical, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the exercise and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the exercise date. If the Holder exercises more than one Warrant, at the same time, the number of full shares issuable upon the exercise shall be based on the total number of shares covered by the Warrant exercised. Upon a surrender of a Warrant that is exercised in part, the Company shall issue for the Holder a new Warrant covering the exercised portion of the Warrant surrendered.

                  SECTION 4. FRACTIONAL SHARES. The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent. The current market price of a share of Common Stock is the last reported sale price of the Common Stock on the principal national securities exchange where it is traded (the "quoted price") on the last trading day prior to the exercise date. In the absence of such a quotation, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

                  SECTION 5. TAXES ON EXERCISE. If the Holder exercises the Warrant, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of



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Common Stock upon the exercise. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

                  SECTION 6. COMPANY TO PROVIDE STOCK. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit exercise of the Warrant. All shares of Common Stock which may be issued upon exercise of the Warrant shall be fully paid and non-assessable. Pursuant and subject to the terms and conditions of that certain Registration Rights Agreement, dated March 2, 1998, by and among the Company and the warrant holders listed therein (the "Registration Rights Agreement"), the Company will use its best efforts to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon exercise of the Warrant and will use it best efforts to list such shares on each national securities exchange on which the Common Stock is listed.

                  SECTION 7. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. If the
Company:

                  (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                  (2) subdivides its outstanding shares of Common Stock into a greater number of shares;

                  (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                  (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                  (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the number of shares issuable on exercise and the exercise price in effect immediately prior to such action shall be adjusted so that the Holder of a Warrant thereafter exercised may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had exercised the Warrant immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                  If after an adjustment the Holder upon exercise of a Warrant may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted exercise price between the classes of capital stock. After such allocation, the number of shares issuable on exercise and the exercise price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.



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                  SECTION 8. ADJUSTMENT FOR RIGHTS ISSUE. If the Company
distributes any rights, warrants, convertible securities or other common stock equivalents (to the extent that any of the foregoing are exercisable, convertible or otherwise exchangeable for common stock for less than the current market price) to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on the record date, the exercise price shall be adjusted in accordance with the formula:

                                                    NxP
                                                    ---
                                  C'=C x            O + M
                                                    -----
                                                    O + N

where:

         C' =     the adjusted exercise price.
         C  =     the current exercise price.
         O  =     the number of shares of Common Stock outstanding on the record date.
         N  =     the number of additional shares of Common Stock offered.
         P  =     the offering price per share of the additional shares.
         M  =     the current market price per share of Common Stock on the
                  record date.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants.

                  SECTION 9. ADJUSTMENT FOR OTHER DISTRIBUTIONS. If the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants, convertible securities or other common stock equivalents to purchase securities of the Company, the exercise price shall be adjusted in accordance with the formula:

                                  C'= C x            M -F
                                                     ----
                                                      M



where:

         C' =     the adjusted exercise price.
         C  =     the current exercise price.
         M  =     the current market price per share of Common Stock on the
                  record date.
         F  =     the fair market value on the record date of the assets,
                  securities, rights or warrants applicable to one share of Common Stock. The Company shall determine the fair market value.

The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. This Section does not apply to normal cash




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dividends or cash distributions. Also, this Section does not apply to rights or warrants referred to in Section 8.

                  SECTION 10. CURRENT MARKET PRICE, ETC. In Sections 8 and 9 the current market price per share of Common Stock on any date is the average of the quoted prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate. If the exercise price is adjusted pursuant to Sections 8 or 9, the number of shares issuable on exercise of this warrant thereafter shall be adjusted by multiplying such number by a fraction the numerator of which is the previous exercise price and the denominator of which is the adjusted exercise price.

                  SECTION 11. WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the exercise price need be made unless the adjustment would require an increase or decrease of at least 1% in the exercise price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                  SECTION 12. WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for a transaction referred to in Sections 7, 8 or 9 if the Holder is to participate in the transaction on the basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Warrant becomes exercisable for cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  SECTION 13. NOTICE OF ADJUSTMENT. Whenever the exercise price is adjusted, the Company shall promptly mail to the Holder a notice of the adjustment. The Company shall obtain a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

                  SECTION 14. NOTICE OF CERTAIN TRANSACTIONS.  If:

                  (1) the Company takes any action that would require an adjustment in the exercise price to Sections 7, 8 or 9 and if the Company does not let the Holder participate pursuant to Section 12;

                  (2) the Company takes any action that would require an instrument of assumption pursuant to Section 15; or

                  (3) there is a liquidation or dissolution of the Company,



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the Company shall mail to the Holder a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

                  SECTION 15. REORGANIZATION OF COMPANY. If the Company is a party to a recapitalization or a merger or consolidation which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon exercise of the Warrant shall assume the Company's obligations under this Warrant. The instrument of assumption shall provide that the Holder may exercise it into the kind and amount of securities, cash or other assets which he would have owned immediately after the recapitalization, consolidation or merger if he had exercised the Warrant immediately before the effective date of the transaction. The instrument of assumption shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Warrant. The successor Company shall mail to the Holder a notice briefly describing the instrument of assumption.

                  SECTION 16. COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to Sections 4, 7, 10 or 12 is conclusive, if made in good faith, absent manifest error.

                  SECTION 17. TRANSFER AND EXCHANGE. The Holder may transfer this Warrant to any of its partners or any affiliated investment account entity. Except as permitted by the immediately preceding sentence, the Warrant is not transferable (a) prior to October 31, 1999 or (b) so long as an effective Registration Statement (as defined in the Registration Rights Agreement) for the shares of Common Stock is on file with the Securities and Exchange Commission. Subject to the preceding sentence, the Warrant may be presented for transfer or exchange at the principal office of the Company. When the Warrant is presented to the Company with a request to register transfer or to exchange it for Warrants covering an equal number of shares of Common Stock, the Company shall register the transfer or make the exchange. The Company may charge a reasonable fee for any registration of transfer or exchange. Notwithstanding the foregoing, neither this Warrant nor the underlying Common Stock has been registered, and transfer thereof is subject to applicable securities law restrictions. A legend in substantially the following form shall be placed on each such security:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY REQUIRED REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS, OR THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS."




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                  SECTION 18. REPLACEMENT SECURITIES. If the Holder of a Warrant
claims that the Holder's Warrant has been lost, destroyed or wrongfully taken, the Company shall issue a replacement. If required by the Company, an indemnity bond must be sufficient in its judgment to protect the Company from any loss which any Holder of a Warrant may suffer if a Warrant is replaced. The Company may charge for its expenses in replacing a Warrant.

                  SECTION 19. NOTICES. Any notice or communication to the Company is duly given if in writing and delivered in person or mailed by first-class mail to its principal executive offices at 100 S.E. Second Street, 32nd Floor, Miami, Florida, 33131, Attn: Chairman of the Board. The Company by notice may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Holder shall be mailed by first-class mail to the Holder's address shown on the register kept by the Company. Failure to mail a notice or communication to the Holder or any defect in it shall not affect its sufficiency with respect to any other holders of warrants relating to the Company's Common Stock. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  SECTION 20. LIABILITY. No Holder as such shall have any liability as a stockholder of the Company.

                  SECTION 22. GOVERNING LAW. This Warrant shall be governed by the internal law of New York.

                                             BROOKE GROUP LTD.


                                             By: /s/ Richard J. Lampen
                                                -------------------------------
                                                Name:  Richard J. Lampen
                                                Title: Executive Vice President

Date:  March 2, 1998





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                         [Form of Election to Purchase]

                  (To be Executed upon Exercise of the Warrant)

         The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases _____________ shares of Common Stock and tenders payment for such shares to the order of Brooke Group Ltd. in the amount of $_____________ in accordance with the terms of this Warrant. The undersigned requests that certificate(s) for such shares be issued and registered in the name of _______________________________________________, whose address is
______________________________________________________________ and that such shares be delivered to ____________________________________________ whose address is _______________________________________________________________. If
said number of shares is less than all of the shares of Common Stock purchasable under this Warrant, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of ________________________________________, whose address is
_______________________________________________________________, and that such
Warrant be delivered to ___________________________________________, whose address is __________________________________________________________________.





Date:                            By:
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                                   Name:
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                                   Its:
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